UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2016

COMPETITIVE COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-76630		65-1146821
(Commission File Number)		(I.R.S. Employer Identification No.)

19206 Huebner Road, Suite 202, San Antonio, Texas 78258
(Address of principal executive offices) (Zip Code)

(210) 233-8980
(Registrant's telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

SECTION 3.  SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities.

On July 20, 2016, the Board of Directors of Wytec International, Inc. (the "Company"), a subsidiary of Competitive Companies, Inc., a Nevada corporation, authorized the issuance of 1,000 shares of Series C Preferred Stock to the Company's Chief Executive Officer and Chairman, William H. Gray.

The terms of the Series C Preferred Stock are discussed more fully in Item 3.03 of this filing.

The securities above were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act, as amended (the "Securities Act") and Rule 506 of Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution of them.

Item 3.03 Material Modification to Rights of Security Holders.

On July 20, 2016, the Company filed a Certificate of Designation for its Series C Preferred Stock with the Secretary of State of Nevada designating 1,000 shares of its authorized preferred stock as Series C Preferred Stock. The shares of Series C Preferred Stock have a par value of $0.001 per share. The Series C Preferred Stock does not have a dividend rate or liquidation preference and is not convertible into shares of common stock.

For so long as any shares of the Series C Preferred Stock remain issued and outstanding, the holders thereof, voting separately as a class, shall have the right, on or after July 20, 2016, to vote in an amount equal to 51% of the total vote (representing a super majority voting power) with respect to all matters submitted to a vote of the shareholders of the Company.  Such vote shall be determined by the holder(s) of a majority of the then issued and outstanding shares of Series C Preferred Stock.  For example, if there are 10,000 shares of the Company's common stock issued and outstanding at the time of such shareholder vote, the holders of the Series C Preferred Stock, voting separately as a class, will have the right to vote an aggregate of 10,408 shares, out of a total number of 20,408 shares voting.

The shares of the Series C Preferred Stock shall be automatically redeemed by the Company at their par value on the first to occur of the following: (i) on the date that Mr. Gray ceases, for any reason, to serve as officer, director or consultant of the Company, or (ii) on the date that the Company's shares of common stock first trade on any national securities exchange provided that the listing rules of any such exchange prohibit preferential voting rights of a class of securities of the Company, or listing on any such national securities exchange is conditioned upon the elimination of the preferential voting rights of the Series C Preferred Stock set forth in this Certificate of Designation.

Additionally, the Company is prohibited from adopting any amendments to the Company's Bylaws or Articles of Incorporation, as amended, making any changes to the Certificate of Designation establishing the Series C Preferred Stock, or effecting any reclassification of the Series C Preferred Stock, without the affirmative vote of at least 66-2/3% of the outstanding shares of Series C Preferred Stock. The Company may, however, by any means authorized by law and without any vote of the holders of shares of Series C Preferred Stock, make technical, corrective, administrative or similar changes to such Certificate of Designation that do not, individually or in the aggregate, adversely affect the rights or preferences of the holders of shares of Series C Preferred Stock.

This brief description of the Certificate of Designation is only a summary of the material terms and is qualified in its entirety by reference to the full text of the form of the Certificate of Designation as attached to this Current Report on Form 8-K as Exhibit 3.1.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 20, 2016, the Company amended its Articles of Incorporation for the creation of its Series C Preferred Stock. The rights and privileges of the Series C Preferred Stock are discussed more fully above, and the full text of the form of the Certificate of Designation is attached to this Current Report on Form 8-K as Exhibit 3.1.

SECTION 9.  FINANCIAL STATEMENTS, PRO FORMA FINANCIALS & EXHIBITS

(d)	Exhibits

	3.1	Series C Preferred Stock Certificate of Designation of Wytec International, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMPETITIVE COMPANIES, INC.

(Registrant)

Date: July 25, 2016

/s/ William H. Gray

William H. Gray, Chief Executive Officer